UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

500.com Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

500.com Building, Shenxianling Sports Center,

Longgang District,

Shenzhen, 518115

People’s Republic of China

(86) 755-8633-0000

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depositary shares, each representing 10 Class A shares of par value US$0.00005 per share	New York Stock Exchange, Inc.

Class A ordinary shares, par value US$0.00005 per share*	New York Stock Exchange, Inc.

*	Not for trading, but only in connection with the listing of the American Depositary Shares on the New York Stock Exchange, Inc. The American Depositary Shares represent the right to receive the Ordinary Shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-169256

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities to be registered will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-191844) relating to such securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with the New York Stock Exchange, Inc.

Item 2.	Exhibits.

The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. The necessary exhibits will be supplied to the New York Stock Exchange, Inc. and are not filed with or incorporated by reference to this Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

500.COM LIMITED

By:	/s/ Man San Law
Name:	Man San Law
Title:	Chairman and Chief Executive Officer

Dated: November 18, 2013